THE TAX-EXEMPT FUND OF MARYLAND

  Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

  Item 72DD1 and 72DD2
  Total income dividends for which record date passed during the period

  Share Class       Total Income Dividends
                    (000's omitted)
  Class A           $2,989
  Class B           $285
  Class C           $196
  Class F           $64
  Total             $3,534
  Class R-5         $65
  Total              $3,599


  Item 73 A1 and 73A2
  Distributions per share for which record date passed during the period

  Share Class         Dividends from Net Investment Income
  Class A             $0.3061
  Class B             $0.2466
  Class C             $0.2365
  Class F             $0.2953
  Class R-5           $0.3199



  Item 74U1 and 74U2
  ------------------
  Number of shares outstanding

  Share Class       Shares Outstanding
                    (000's omitted)
  Class A           9,663
  Class B           1,177
  Class C           945
  Class F           259
  Total             12,044
  Class R-5         204
  Total             12,248


  Item 74V1 and 74V2
  Net asset value per share (to nearest cent)

                        Net Asset Value
  Share Class           Per Share
  Class A               $16.20
  Class B               $16.20
  Class C               $16.20
  Class F               $16.20
  Class R-5             $16.20


  THE TAX-EXEMPT FUND OF VIRGINIA

  Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

  Item 72DD1 and 72DD2
  Total income dividends for which record date passed during the period

  Share Class       Total Income Dividends
                    (000's omitted)
  Class A           $3,315
  Class B           $198
  Class C           $188
  Class F           $87
  Total             $3,788
  Class R-5         $38
  Total             $3,826


  Item 73 A1 and 73A2
  Distributions per share for which record date passed during the period

  Share Class          Dividends from Net Investment Income
  Class A             $0.2924
  Class B             $0.2308
  Class C             $0.2203
  Class F             $0.2818
  Class R-5           $0.3070



  Item 74U1 and 74U2
  ------------------
  Number of shares outstanding

  Share Class       Shares Outstanding
                    (000's omitted)
  Class A           11,167
  Class B           865
  Class C           869
  Class F           371
  Total             13,272
  Class R-5         126
  Total             13,398


  Item 74V1 and 74V2
  Net asset value per share (to nearest cent)

                        Net Asset Value
  Share Class           Per Share
  Class A               $16.85
  Class B               $16.85
  Class C               $16.85
  Class F               $16.85
  Class R-5             $16.85